Exhibit 10.1

                              CompuDyne Corporation
                     2005 Stock Incentive Compensation Plan
                                  for Employees

                                Amendment 2007-1

                  WHEREAS, CompuDyne Corporation (the "Company") maintains the CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to allow the cashless exercises of options; and

                  WHEREAS, pursuant to Section 11(a) of the Plan, the Board has the authority to adopt such an amendment to the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective August 2, 2007 , as follows:

                  1. The second sentence of Section 7(f) of the Plan is herby deleted and replaced in full with the following:

                  "Any person exercising an Option shall tender the full purchase price of the shares he/she has elected to purchase on the date specified by him/her for completion of such purchase in accordance with this Plan. Payment of the Option exercise price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the date of grant, in shares of Common Stock duly owned by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances), valued at the Fair Market Value on the date of exercise or (iii) unless otherwise determined by the Committee on or after the date of grant, by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Fair Market Value on the date of exercise. Nothing contained in this Plan shall prevent or prohibit an optionee from exercising his or her Options under a broker-facilitated transaction pursuant to which the broker remits the exercise price to the Company from the proceeds of a sale transaction."

                  2. A new sentence is added to the end of Section 10(f) of the Plan to read as follows:

                  "The recipient of an Option may satisfy this requirement by remitting to the Company in cash or by check the amount of such tax withholding, or a number of shares of Common Stock, either previously owned, or acquired upon the exercise of the Option, having an aggregate Fair Market Value as of the tax date equal to the amount of such tax withholding."

                  3. All other terms and provisions of the Plan shall remain in full forces and effect.

                 Executed this 2nd  day of        August          , 2007.
                              ------       -----------------------

                                           COMPUDYNE CORPORATION



                                           By:    /s/ Geoffrey F. Feidelberg
                                              ----------------------------------
                                                Geoffrey F. Feidelberg
                                                Chief Financial Officer